Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

TTM Technologies, Inc.:

We consent to the use of our report dated March 15, 2011, with respect to the consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows of TTM Technologies, Inc. and subsidiaries for the year ended December 31, 2010, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Salt Lake City, Utah

October 30, 2013